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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement of Scotsman Industries, Inc. on Form S-3 (File No. 333-38489) of our report dated February 3, 1997, on our audits of the consolidated financial statements of Kysor Industrial Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

     We also consent to the reference to our firm under the caption "Experts." /s/ COOPERS & LYBRAND LLP

Detroit, Michigan

November 6, 1997